UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 29, 2008

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 29, 2008, our subsidiary, Black Hills Generation, Inc., entered into a definitive agreement with Southwest Generation Operating Company, LLC, the acquisition company formed by affiliates of Hastings Funds Management Ltd and IIF BH Investment LLC, a subsidiary of an investment entity advised by JPMorgan Asset Management, to sell certain independent power production (“IPP”) assets with a total capacity of 974 megawatts for $840 million cash, subject to working capital adjustments. The assets to be sold include the following gas-fired power plants:

Asset	State Located	Capacity (net megawatts)
Fountain Valley	Colorado	240
Las Vegas II	Nevada	224
Valencia (under construction)	New Mexico	149
Arapahoe	Colorado	130
Harbor Cogeneration	California	98
Valmont	Colorado	80
Las Vegas I	Nevada	53
Total		974

Under the terms of the agreement, we have the right to retain ownership of the Fountain Valley power plant in Colorado in the event closing conditions for the planned acquisition of utility assets from Aquila, Inc. are not met. The purchase price for the Fountain Valley plant represents $240 million of the total $840 million purchase price.

The agreements contain various provisions customary for transactions of this size and type, including representations, warranties and covenants with respect to the IPP assets that are subject to usual limitations. Completion of the sale transactions is subject to various conditions, including: (i) approval of the Federal Energy Regulatory Commission; (ii) the expiration or early termination of any waiting period under the Hart-Scott-Rodino Antitrust Act of 1976, as amended; and (iii) approval by the Committee on Foreign Investment in the United States (“CFIUS”).

The foregoing descriptions of the agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the purchase and sale agreement, a copy of which is filed as an exhibit to this Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

On April 30, 2008, we issued a press release announcing we entered into a definitive agreement with an entity formed by affiliates of Hastings Funds Management Ltd and IIF BH Investment LLC, a subsidiary of an investment entity advised by JPMorgan Asset Management, to sell certain independent power production (“IPP”) assets with a total capacity of 974 megawatts for $840 million cash, subject to working capital adjustments. A copy of the press release is attached as an exhibit to this Form 8-K. This press release is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits
10	Purchase and Sale Agreement by and between Black Hills Generation, Inc., as Seller, and Southwest Generation Operating Company, LLC, as Buyer, dated as of April 29, 2008.
99	Press Release, dated April 30, 2008, issued by Black Hills Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Steven J. Helmers
Steven J. Helmers
Senior Vice President
and General Counsel

Date: April 30, 2008

Exhibit Index

Exhibit #

10	Purchase and Sale Agreement by and between Black Hills Generation, Inc., as Seller, and Southwest Generation Operating Company, LLC, as Buyer, dated as of April 29, 2008.
99	Press Release, dated April 30, 2008, issued by Black Hills Corporation.

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